INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 33-78234 of KPM Funds, Inc. on Form N-1A of our report dated August 6, 1999, appearing in the annual report of KPM Equity Portfolio and KPM Fixed Income Portfolio which comprise KPM Funds, Inc., for the year ended June 30, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectuses and to the reference to us under the heading "Independent Auditors" in the Statements of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
October 22, 1999